Exhibit 99.1

Speed Commerce Transfers Listing to NASDAQ Capital Market

Dallas, Texas – October 7, 2015 – Speed Commerce, Inc. (NASDAQ:SPDC), a leading provider of ecommerce technology and omni-channel solutions for retailers, has received a positive determination from the NASDAQ Stock Market granting approval of the company’s request to transfer its listing to the NASDAQ Capital Market from the NASDAQ Global Market, effective as of October 8, 2015. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Market and companies must meet certain financial and corporate governance requirements to qualify for listing on the NASDAQ Capital Market. The company’s shares will continue to trade on NASDAQ under the symbol “SPDC.”

As previously disclosed, Speed Commerce was notified on April 6, 2015 that it no longer satisfied NASDAQ’s $1.00 per share minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5450(a)(1). On September 30, 2015, the company applied to transfer the listing of its stock from the NASDAQ Global Market to the NASDAQ Capital Market. Upon transfer to the Capital Market, the company has been granted a 180-day grace period to regain compliance with NASDAQ’s $1.00 minimum bid price requirement. To regain compliance and qualify for continued listing on the NASDAQ Capital Market, among other things, the minimum bid price per share of the company's common stock must be at least $1.00 for at least ten consecutive business days during the 180-day period ending on April 4, 2016. If the company fails to regain compliance during this 180-day period, its common stock will be subject to delisting by NASDAQ. The company has provided written notice of its intention to cure the minimum bid price deficiency during this second grace period by carrying out a reverse stock split, if necessary.

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company, or its customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investor Relations

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

SPDC@liolios.com